UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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California Coastal Communities, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALIFORNIA COASTAL COMMUNITIES, INC.
6 Executive Circle, Suite 250
Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 29, 2006

The annual meeting of stockholders (the “Annual Meeting”) of California Coastal Communities, Inc., a Delaware corporation (the “Company”) will be held at the Company’s executive offices, 6 Executive Circle, Suite 250, Irvine, California, on June 29, 2006, commencing at 9:30 a.m. local time, to consider and act upon the following:

(1)   To elect four directors of the Company, each for a term of one year.

(2)   A proposal to amend the Company’s Amended and Restated 1993 Stock Option/Stock Issuance Plan, to increase the number of shares of Common Stock issuable thereunder by an additional 250,000 shares for a total of 1,159,984 shares that will be issuable under the Plan, and to extend the term of the Plan to December 31, 2020.

(3)   The ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company.

(4)   To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Holders of record of the Company’s Common Stock at the close of business on April 28, 2006 will be entitled to receive notice of, and to vote at the Annual Meeting, or any adjournment or postponement thereof.

By Order of the Board of Directors,

Sandra G. Sciutto
Senior Vice President,
Chief Financial Officer
and Secretary

Irvine, California
April 28, 2006

THE BOARD OF DIRECTORS OF CALIFORNIA COASTAL COMMUNITIES, INC. RECOMMENDS THAT YOU VOTE FOR THE FOREGOING PROPOSALS.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

CALIFORNIA COASTAL COMMUNITIES, INC.
6 Executive Circle, Suite 250
Irvine, California 92614

PROXY STATEMENT

April 28, 2006

The Board of Directors of California Coastal Communities, Inc is delivering this Proxy Statement to you in connection with the solicitation of your proxy for use at our Annual Meeting of Stockholders to be held at the Company’s executive offices, 6 Executive Circle, Suite 250, Irvine, California on June 29, 2006, at 9:30 a.m., California time. This Proxy Statement and the accompanying proxy card are being mailed to our stockholders on or about May 5, 2006.

ACTIONS TO BE TAKEN UNDER THE PROXY

At the annual meeting, you will be asked to:

(i)            Elect four (4) directors for a one year term;

(ii)        Vote to amend our Amended and Restated 1993 Stock Option/Stock Issuance Plan, to increase the number of shares of common stock that can be issued under the plan by an additional 250,000 shares, which will allow a total of 1,159,984 shares to be issued under the plan; and to extend the term of the plan to December 31, 2020.

(iii)    Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.

(iv)      Vote on any other matter that may properly be presented at the meeting.

All proxies that are properly completed, signed and returned to us will be voted at the annual meeting in the manner you indicate or, if you do not indicate how you are voting, your proxy will be voted in favor of the matter being considered. Your proxy may be revoked if you attend the meeting and inform us that you want to vote in person. Your proxy may also be revoked prior to the meeting by delivering to us another properly completed proxy with a more recent date, or by notifying us in writing that you are revoking your earlier proxy.

Our management does not know of any matters which might be called for a vote at the meeting, other than those described in this Proxy Statement. If any other matter is presented at the meeting, our representatives will vote for you in accordance with their best judgment on that matter, unless you attend the meeting and inform us that you want to vote for yourself.

SOLICITATION AND REVOCATION OF PROXY

We are paying all of the expenses for preparing, printing and mailing this Proxy Statement and the proxies we are soliciting. In addition to the using the mail, proxies may be solicited by our officers, directors and regular employees, but they will not be paid extra for their efforts. We will also ask brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to our stockholders that they represent and we will reimburse them for their reasonable costs. Shareholder Services will also help us solicit proxies and we expect to pay them a fee of approximately $500 plus reimbursement of their out-of-pocket expenses.

RECORD DATE

Only stockholders of record on the close of business on April 28, 2006 (the “Record Date”) will be entitled to notice of and to vote at the meeting and any adjournment of the meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

As of the record date, 10,161,462 shares of our common stock were outstanding. At the meeting, the holders of our stock will be entitled to one vote for each share they hold. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum. A plurality of the votes cast is required to elect the directors. The affirmative vote of a majority of the shares present in person or by proxy is required to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2006. A stockholders’ list will be available for you to review at the meeting.

Your proxy may indicate that all or only a portion of your shares are being voted with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock it holds in street name on certain matters in the absence of instructions from the beneficial owner. The street name shares not being voted on a particular matter will be considered shares not present and entitled to vote on that matter, although non-voted shares will be counted for determining the presence of a quorum.

PRINCIPAL STOCKHOLDERS

The following table shows stock ownership information, as of April 26, 2006, for each person known by us to be a beneficial holder of more than 5% of our common stock, the number of shares beneficially owned and the percentage so owned.

Title of Class	Name and Address of Beneficial Interest Holder	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	ING Capital LLC 1325 Avenue of the Americas, 10th Floor New York, NY 10019	1,630,683 shares(1)	16.0%
Common Stock	Mellon HBV Alternative Strategies LLC 200 Park Avenue New York, NY 10166	1,142,748 shares(2)	11.2%
Common Stock	Merrill Lynch & Co., Inc. 4 World Financial Center New York, NY 10800	1,038,259 shares(3)	10.2%
Common Stock	Mercury Real Estate Advisors L.L.C. 100 Field Point Road Greenwich, CT 06830	789,442 shares(4)	7.8%
Common Stock	Murray Capital Management, Inc. 680 Fifth Avenue New York, NY 10019	508,071 shares(5)	5.0%

(1)          Based on Schedule 13D, Amendment No. 2 dated March 7, 2005.

(2)          Based on Mellon HBV Alternative Strategies LLC’s Schedule 13G, Amendment No. 3 dated February 14, 2006.

(3)          Based on Merrill Lynch & Co., Inc.’s Schedule 13G, Amendment No. 3 dated February 9, 2004.

(4)          Based on Mercury Real Estate Advisors L.L.C.’s  Schedule 13D, dated April 26, 2006.

(5)          Based on Murray Capital Management, Inc.’s Schedule 13G dated April 17, 2006.

OUR MANAGEMENT

Stock Ownership of our Management

The following table shows stock ownership information, as of April 26, 2006 for (1) each of our current directors, (2) each of the executive officers who are listed in the “Summary Compensation Table” on page 7 of this proxy statement, and (3) all of our current directors and executive officers as a group:

Name of Beneficial Interest Holder	Shares of Common Stock(1)	Percent of Class(2)
Phillip R. Burnaman, II(3)	3,500	*
Ed Mountford(4)	30,000	*
Thomas W. Sabin, Jr.(5)	279,000	2.67%
Raymond J. Pacini(6)	376,625	3.61%
Sandra G. Sciutto(7)	80,750	*
Directors and Executive Officers as a group (8 persons including the above named)	769,875	7.12%

(1)          Except as otherwise indicated in these footnotes, the persons indicated above have sole voting and investment power with respect to shares listed. This column includes shares held directly and shares subject to stock options that are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

(2)          These percentages are calculated assuming the exercise of all stock options that are exercisable within 60 days. Asterisks indicate beneficial ownership of 1% or less of the class.

(3)          Includes options to purchase 2,500 shares of our common stock.

(4)          Includes options to purchase 30,000 shares of our common stock.

(5)          Includes options to purchase 275,000 shares of our common stock held by GSSW-REO, L.L.C., a real estate limited liability company for which Mr. Sabin serves as Manager and Vice President. Because of that, Mr. Sabin is shown as the beneficial owner of the shares held by GSSW-REO, L.L.C, even though he has no pecuniary interest in those shares. Mr. Sabin disclaims beneficial ownership of the shares described in the preceding two sentences.

(6)          Includes options to purchase 264,996 shares of our common stock and 2,500 shares held in custodial accounts for Mr. Pacini’s children as to which he disclaims beneficial ownership.

(7)          Includes options to purchase 80,000 shares of our common stock.

Biographical Information about Our Directors

Geoffrey W. Arens, 41, has been a director since April 2004. Mr. Arens is a Managing Director of ING Capital LLC (investment management/proprietary trading) which is a subsidiary of the ING Group, an Amsterdam-based banking, investment banking and insurance institution. Since prior to 1998 until May 1998, Mr. Arens was a Vice President of ING Barings Securities Limited.

Phillip R. Burnaman II, 47, has been a director since September 1997. Mr. Burnaman is Head of Structured Products for NewStar Financial Inc., a specialty finance company focused on non-investment grade credit opportunities. Mr. Burnaman was Senior Managing Director of ING Barings Services Limited (investment management/proprietary trading) which is a subsidiary of the ING Group, an Amsterdam-based banking, investment banking and insurance institution from February 2001 until March 31, 2004. Mr. Burnaman was Managing Director and global head of the Strategic Trading Platform of ING Barings from prior to 1998 until February 2001.

Raymond J. Pacini, 50, has been a director and our President and Chief Executive Officer since May 1998. Prior to then he was our Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Pacini also serves on the Board of Directors of Cadiz, Inc., which manages water resources in California, and he is the chairman of that company’s audit and nominating committees.

Thomas W. Sabin, Jr., 48, has been a director since September 1997 and he is our Chairman of the Board. Mr. Sabin is also President of Thomas Sabin, Inc. and Manager and Vice President of GSSW-REO, L.L.C., a real estate limited liability company. Prior to 1998, Mr. Sabin operated GSSW, L.P., a limited partnership, the purpose of which was to acquire real estate assets from the Resolution Trust Corporation. Mr. Sabin is also former President of Southmark Equities Corporation.

Board and Committee Meetings

Meeting Attendance.   Our Board of Directors met eight times during 2005. All of our directors attended at least 80% of the meetings and committees of the Board on which they served.

Board Independence.   Our Board of Directors has unanimously determined that three of our directors, Messrs. Arens, Burnaman and Sabin, who constitute a majority of our Board of Directors, are “independent” directors, as that term is defined under the rules of the Nasdaq Stock Market.

Committees of the Board.   Our Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Strategic Planning Committee. All members of the committees are appointed by the Board. The members of the Audit, Compensation and Nominating Committees are independent non-employee directors, and the Audit and Nominating Committees have adopted a written charter. The following summary describes each of the Board’s committees:

Audit Committee.   The Audit Committee consists of Messrs. Arens, Burnaman, and Sabin, with Mr. Burnaman serving as Chairman. Our Board of Directors has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Burnaman has past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities which results in the level of financial sophistication as set forth in the rules of the Nasdaq Stock Market, and qualifies him as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. The Audit Committee met five times during 2005.

The Audit Committee is responsible for:

•       the appointment, compensation and oversight of all work performed by our independent registered public accounting firm;

•       the pre-approval of the audit of our financial statements and the performance of services related to the audit; reviewing the scope and results of the audit with the independent registered public accounting firm;

•       reviewing our year-end operating results with management and the independent registered public accounting firm;

•       considering the adequacy of our internal accounting control procedures; and

•       the pre-approval of the non-audit services to be performed by our independent registered public accounting firm and considering the effect of their performance on the accounting firm’s independence.

The Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the year as outlined in an engagement letter proposed by our independent registered public accounting firm. For permissible non-audit services, the Audit Committee will approve in advance all services to be provided by our independent registered public accounting firm and will determine the amount of compensation to be paid, in accordance with the rules of the Nasdaq Stock Market, the Securities and Exchange Commission’s rules and regulations and the federal securities laws. Our management will routinely inform the Audit Committee as to the extent of services being provided by our independent registered public accounting firm and the fees incurred for those services.

The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which was filed as Exhibit A to our Proxy Statement for the 2003 annual meeting. The Audit Committee works closely with our management and our independent registered public accounting firm. The Audit Committee also meets with representatives of the independent registered public accounting firm in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements. The Audit Committee also meets with our independent registered public accounting firm to approve the annual scope of the audit services to be performed.

The Audit Committee Report is on page 12.

Compensation Committee.   The Compensation Committee consists of Messrs. Arens and Sabin, with Mr. Arens serving as Chairman. Our Board of Directors has determined that all members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee is responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of compensation for other senior level employees, and for the administration of our benefit and compensation plans and arrangements. The Compensation Committee met two times during 2005.

The Compensation Committee Report is on page 9.

Nominating Committee.   The Nominating Committee consists of Messrs. Arens, Burnaman and Sabin, with Mr. Sabin serving as Chairman. Our Board of Directors has determined that all members of the Nominating Committee are independent directors under the rules of the Nasdaq Stock Market. The Nominating Committee considers and periodically reports on matters relating to the identification, selection and qualification of the members of the Board and candidates nominated to the Board and its committees. The Nominating Committee also oversees the evaluation of the performance of our Board of Directors and management. The Nominating Committee held one meeting during fiscal year 2005. The Nominating Committee operates under a written charter adopted by our Board of Directors, a copy of which was filed as Appendix A to our Proxy Statement for the 2004 annual meeting.

The Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with the our longstanding values and standards. They should have broad experience at the policy-making level in business, real estate, finance, government, education, or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each of our directors must represent the interests of our stockholders.

The Nominating Committee regularly assesses the appropriate size of our Board of Directors, and whether any vacancies on the Board are expected. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee would consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current members of the Board, professional search firms, our stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee considers properly submitted stockholder recommendations for candidates for our Board of Directors. In evaluating such recommendations, the Nominating Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

Any stockholder recommendations proposed for consideration by the Nominating Committee should include the candidate’s name and qualifications for membership on our Board of Directors, and should be addressed to:

California Coastal Communities, Inc.
6 Executive Circle, Suite 250
Irvine, California 92614
Attention: Secretary

Stockholder recommendations must include the following information and should be submitted in the time frame described under the caption “Other Matters—Submission of Proposals for 2007 Annual Meeting” below:

•       all information relating to the director nominee that is required to be disclosed under Regulation 14A of the Securities Exchange Act of 1934 (including the nominee’s written consent to being named in the proxy statement and to serving as a director if elected);

•       the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by the stockholder(s); and

•       appropriate biographical information and a statement as to the qualification of the director nominee.

Strategic Planning Committee.   The Strategic Planning Committee consists of Messers. Pacini and Sabin, with Mr. Sabin serving as Chairman. The Strategic Planning Committee is responsible for evaluating various business prospects and strategic alternatives. The Strategic Planning Committee met five times during 2005.

Code of Ethics and Business Conduct

Our Board of Directors has adopted a Code of Ethics and Business Conduct applicable to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, and any other principal executive, senior financial or principal accounting officer. A copy of the Code of Ethics and Business Conduct was filed as Appendix B to our Proxy Statement for the 2004 annual meeting. We will disclose any amendment to the Code of Ethics and Business Conduct or waiver of or departure from a provision thereof by filing a Current Report on Form 8-K with the Securities and Exchange Commission within five business days of any such occurrence.

Committee Interlocks and Insider Participation

The Compensation Committee, and its members are named above. No member of the Compensation Committee was employed by us or served as one of our officers at any time during 2005 or at any other time. None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Our Executive Officers

Name and Title	Age	Business Experience
Raymond J. Pacini	50	President, Chief Executive Officer
President and Chief Executive Officer		and Director since May 1998.
Sandra G. Sciutto	46	Chief Financial Officer, Secretary
Senior Vice President and Chief Financial Officer		and Treasurer since May 1998.
Michael J. Rafferty	51	President of our Hearthside
President, Hearthside Homes, Inc.		Homes, Inc. subsidiary since 1996.
John W. Marshall	55	Senior Vice President of our Hearthside
Senior Vice President, Hearthside Homes, Inc.		Homes, Inc. subsidiary since 1996.
Ed Mountford	50	Senior Vice President of our Hearthside
Senior Vice President, Hearthside Homes, Inc.		Homes, Inc. subsidiary or affiliates since 1993.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

Our non-employee directors are entitled to receive cash compensation and compensation under the plans described below.

Cash Compensation.   Non-employee directors are entitled to receive compensation of $30,000 per year and $2,000 per meeting of the Board of Directors that they attend. Non-employee directors who are members of the Audit, Compensation and the Strategic Planning Committees are entitled to receive $5,000 per year for membership in each of those committees and $1,000 for attendance at each committee meeting. All directors are reimbursed for expenses incurred in attending Board and committee meetings. The Chairman of the Audit Committee also is entitled to receive options for 2,500 shares of our common stock for each regular Audit Committee meeting. These options are granted at the then-current market price and vest over two years. Under our Deferred Compensation Plan for Non-Employee Directors, a non-employee director may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director’s compensation for the calendar year credited to a deferred compensation account. Amounts credited to the director’s account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Board, or of a later calendar year specified by the director.

Amended and Restated 1993 Stock Option/Stock Issuance Plan.   Our Amended and Restated 1993 Stock Option/Stock Issuance Plan contains two separate equity incentive programs in which members of the Board of Directors may be eligible to participate.

Compensation of Executive Officers

Summary Compensation Table.   The following table summarizes the compensation paid during the previous three fiscal years to our Chief Executive Officer and our other executive officers whose salary and bonus during 2005 exceeded $100,000 for services in all capacities which they serve for us.

		Annual Compensation			Long-Term Compensation Awards
					Awards		Payouts
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	1993 Plan Options (# of shares)	LTIP* Payouts ($)	All Other Compensation ($)
Raymond J. Pacini	2005	$ 339,600	$ 300,000	—	—	—	—	—
President and Chief	2004	324,600	125,000	—	—	—	—	—
Executive Officer	2003	324,600	125,000	—	—	—	—	—
Sandra G. Sciutto	2005	$ 191,600	$ 150,000	—	—	—	—	—
Senior Vice President and	2004	181,600	140,000	—	—	—	—	—
Chief Financial Officer	2003	181,600	125,000	—	—	—	—	—
Michael J. Rafferty	2005	$ 184,600	$ 630,800	—	—	—	—	—
President	2004	184,600	1,154,200	—	—	—	—	—
Hearthside Homes, Inc.	2003	184,600	655,900	—	—	—	—	—
John W. Marshall	2005	$ 144,100	$ 378,480	—	—	—	—	—
Senior Vice President, Finance	2004	144,100	692,520	—	—	—	—	—
Hearthside Homes, Inc.	2003	144,100	393,540	—	—	—	—	—
Ed Mountford	2005	$ 180,350	$ 1,185,000	—	—	—	—	—
Senior Vice President,	2004	156,600	—	—	—	—	—	—
Land Development	2003	156,600	—	—	—	—	—	—
Hearthside Homes, Inc.

*                      Long Term Incentive Plan

(1)                Includes auto allowance and amounts electively deferred under our 401(k) plan.

(2)                Includes amounts paid in the first quarter following the end of the respective calendar year.

Under employment agreements currently in effect, all of our executive officers are entitled to receive their respective base salaries and Ms. Sciutto and Messrs. Rafferty, Marshall, and Mountford are entitled to receive incentive bonuses upon the completion of certain performance targets. The employment agreements with Ms. Sciutto and Messrs. Pacini and Mountford expire on April 30, 2007, and the agreements with Messrs. Rafferty and Marshall expire on December 31, 2006. If the employment of any of our executive officers is terminated without cause, then they are entitled to a severance payment equal to their annual base salary for the remainder of the term of their employment agreement plus medical insurance for twelve months after such termination. In addition, Ms. Sciutto and Messrs. Rafferty, Marshall, and Mountford are entitled to payment of applicable target bonuses.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value.   The following table sets forth information for each of our executive officers with regard to the aggregate stock options exercised during 2005, and stock options held as of December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)(2)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)
Ed Mountford(3)	—	—	30,000	$ 1,041,900
Raymond J. Pacini(3)	—	—	264,996	$ 9,203,311
Sandra G. Sciutto(3)	—	—	80,000	$ 2,778,400

(1)          Market value of underlying securities on exercise date, minus the exercise price.

(2)          As of December 31, 2005, 30,000 options granted to Mr. Mountford were exercisable, 264,996 options granted to Mr. Pacini were exercisable and 80,000 options granted to Ms. Sciutto were exercisable. Such individuals held no stock appreciation rights at the end of such fiscal year.

(3)          Based upon market value of $39.23 per share for our common stock as of December 31, 2005, less the exercise price of $4.50 per share.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	699,996	$ 4.89	124,988
Equity compensation plans not approved by security holders	—	—	—
Total	699,996	$ 4.89	124,988

Certain Relationships and Related Transactions

None.

Report of the Compensation Committee

The following Compensation Committee report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

The Compensation Committee is responsible for determining the annual salary, short-term and long-term cash and stock incentive compensation, and other compensation of the executive leadership team and the overall compensation philosophy of the Company, including the executive officers named in the Summary Compensation Table set forth above. This report describes the policies and approach of the Committee in establishing executive compensation during 2005.

The overall objectives of the Company’s compensation program are to retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company’s business strategy, to maximize the link between executive and stockholder interests through an equity based plan and to recognize individual contributions as well as overall business results.

The key elements of the Company’s compensation program consist of fixed compensation in the form of base salary, and variable compensation in the forms of restricted stock grants, stock options, and annual incentive compensation. An executive officer’s annual base salary represents the fixed component of their total compensation; however, variable compensation is intended to comprise a substantial portion of an executive’s total compensation. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including any pension benefits, insurance and other benefits, as well as the programs described below.

In determining the principal components of executive compensation, the Compensation Committee considers the following factors: (1) the overall competitive environment in executive compensation needed to attract, retain and motivate talented and experienced senior management; (2) Company performance, both year over year and in comparison to other companies within the real estate development and homebuilding industries; (3) comparative compensation studies; and (4) historical compensation levels at the Company.

The compensation philosophy adopted by the Compensation Committee also recognizes that distinctions in individual compensation levels are based on multiple factors, including (1) current level of contributions relative to peers; (2) expected future contributions to the Company; (3) past contributions to the Company; and (4) comparison to market value. The Compensation Committee also reviews the compensation levels for peer-level positions of other real estate development and homebuilding companies.

Base Salaries.   Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent including, where appropriate, a comparison to base salaries for comparable positions at other companies, and to historical levels of salary paid by the Company and its predecessors. Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer, and also take into account new responsibilities as well as changes in the competitive market place. The Compensation Committee, where appropriate, also considers non-financial performance measures.

CEO Compensation.   The base salary established for the Company’s Chief Executive Officer, Mr. Pacini, reflects the Committee’s policy to maintain a level of stability and certainty with respect to the CEO’s base salary from year to year. The Committee seeks to closely align Mr. Pacini’s compensation with the interests of stockholders in maximizing the value of the Company. Therefore, Mr. Pacini’s compensation package has been structured to have his base salary compensation play a less central role by reason of a restricted stock award of 100,000 shares in 1998 and grants of stock options for 189,996 and 75,000 shares in 1997 and 1999, respectively. The stock award and stock options are also intended to provide the principal bonus component of Mr. Pacini’s total compensation. In March 2006, Mr. Pacini received a cash bonus of $300,000 in recognition of his contributions to the Company’s success in obtaining Bolsa Chica entitlements and to the Company’s profitability in 2005. The CEO’s total cash compensation (base salary plus bonus) is below the average of the surveyed compensation data for similarly situated chief executive officers in the industry. Mr. Pacini holds no stock appreciation rights.

Annual Incentive Compensation Awards.   The Compensation Committee evaluates whether to grant annual incentive compensation awards to the CEO based on the performance of both the Company and the CEO, while considering the objective of tying most of the CEO’s variable compensation to the Company’s stock performance through the granting of restricted stock and options described above. The variable compensation payable annually to the CFO and the Senior Vice President, Land Development is intended to consist principally of annual incentive compensation awards, based on various individual performance objectives established by the CEO and the Compensation Committee. The annual bonuses paid to the President and Senior Vice President, Finance of the Company’s homebuilding subsidiary, Hearthside Homes, Inc., are based on 10% and 6%, respectively, of the after tax profits of this subsidiary. These bonuses are above the average of the surveyed compensation data for similarly situated executive officers in the industry because they are based on a formula designed to promote substantial growth of the Company’s homebuilding business.

Other Incentive Compensation.   Each option grant is designed to align the interests of the executive with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the executive’s tenure, level of responsibility and relative position in the Company. The Compensation Committee has established certain general guidelines in making option grants to the executives in an attempt to target a fixed number of option shares based upon the individual’s position with the Company and their existing holdings of options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant.

The Compensation Committee
of the Board of Directors:

Geoffrey W. Arens, Chairman
Thomas W. Sabin, Jr.

COMMON STOCK PRICE PERFORMANCE COMPARISON

The following Stock Price Performance Comparison shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

The following graph illustrates the return during the past five years that would have been realized on December 31 of each year (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 2000 in each of (i) our common stock, (ii) a peer group index (“Real Estate Index”), which consists of five real estate development and homebuilding companies, and (iii) the CoreData Composite Market Value Index.

Our peer group index includes the following companies: Brookfield Homes Corporation, Meritage Homes Corporation, Standard Pacific Corporation, Tejon Ranch Co. and William Lyon Homes.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
THE COMPANY, REAL ESTATE INDEX AND COREDATA INDEX

	FISCAL YEAR ENDING
Company/Index/Market	2000	2001	2002	2003	2004	2005
California Coastal Communities, Inc.	100.00	150.00	184.33	364.00	801.67	1,307.67
Real Estate Index	100.00	118.74	138.73	272.87	377.70	469.83
CoreData Index	100.00	88.54	70.33	93.63	105.02	112.46

As of April 11, 2006, the market value of our common stock as reported by the Nasdaq National Market was $36.33 per share.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Auditor’s Fees During 2005 and 2004

The Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for each of the fiscal years ended December 31, 2005 and 2004. The aggregate fees billed by and paid to Deloitte & Touche LLP include fees for the following services rendered during those fiscal years are as follows:

	2005	2004
Audit fees(1)	$ 97,113	$ 85,943
Audit-related fees(2)	181,928	92,738
Financial information systems design and implementation fees	None	None
Tax fees(3)	93,798	65,377
Other fees	None	None
	$ 372,839	$ 244,058

(1)          Audit Fees: This category consists of fees for the audit of our annual financial statements, review of the financial statements included in quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control matters.

(2)          Audit-Related Fees: This category consists of assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

(3)          Tax Fees: This category consists of professional services rendered by Deloitte & Touche LLP for tax compliance and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

The Audit Committee discussed these non-audit services with Deloitte & Touche LLP and determined that their provision would not impair Deloitte & Touche LLP’s independence.

Report of the Audit Committee

The following Audit Committee report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

The purpose of the Audit Committee is to assist the Board in its oversight of management’s conduct of the Company’s financial reporting process, and is more fully described in its charter which the Audit Committee has adopted. The Audit Committee reviews its charter on an annual basis. The Audit Committee annually reviews the Nasdaq standard of independence for audit committees and at its most recent review determined that its members meet that standard. During fiscal 2005, the Audit Committee performed all of its duties and responsibilities under the applicable Audit Committee Charter.

The Audit Committee reviews the Company’s accounting and financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee discussed with management and the independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of the examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed with management of the Company and Deloitte & Touche LLP the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2005. During the course of fiscal 2005, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each Audit Committee meeting. At the conclusion of the process, the Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of: (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.

The Audit Committee discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee also received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” currently in effect and discussed with that firm its independence from the Company and its management. The Audit Committee discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances as the Audit Committee deemed appropriate, including consideration of whether certain non-audit services provided by Deloitte & Touche LLP to the Company in 2004 were compatible with maintaining auditor independence. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Deloitte & Touche LLP as the Company’s independent auditors.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements referred to above in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 15, 2006.

The Audit Committee
of the Board of Directors:

Phillip R. Burnaman, II, Chairman
Geoffrey W. Arens
Thomas W. Sabin, Jr.

PROPOSALS TO BE VOTED ON

Proposal 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of Thomas W. Sabin, Jr. (Chairman), Geoffrey W. Arens, Phillip R. Burnaman II, and Raymond J. Pacini. Under our Amended and Restated Certificate of Incorporation and our Amended By-laws, the four members of the Board of Directors have each been elected for a term expiring at our 2006 annual meeting.

Upon recommendation of the Nominating Committee, the Board of Directors has nominated Messrs. Arens, Burnaman, Pacini, and Sabin for election as directors and to serve for a one-year term expiring in 2007.

If any nominee should be unavailable for election at our upcoming annual meeting, the proxies will be voted for the election of another person recommended by the Board of Directors in place of the unavailable nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
FOLLOWING NOMINEES AS OUR DIRECTORS:

Geoffrey W. Arens
Phillip R. Burnaman, II
Raymond J. Pacini
Thomas W. Sabin, Jr.

Beginning on page 3 of this Proxy Statement, we provide biographical information about each of these nominees for director under the heading “Biographical Information about Our Directors.”

Proposal 2

APPROVAL OF INCREASE IN SHARES ISSUABLE UNDER OUR STOCK OPTION/STOCK ISSUANCE PLAN AND EXTENSION OF ITS TERM

On February 28, 2006, our Board of Directors approved amendments to our Amended and Restated 1993 Stock Option/Stock Issuance Plan (the “Plan”), by adding 250,000 more shares to the Plan which increases the total number of shares that may be issued to 1,159,984 shares, and by extending the term of the Plan to December 31, 2020. The Plan as amended is now being submitted to you for approval at the annual meeting.

Purpose of the Amendment

We believe that we have been able to retain highly qualified personnel in part through the use of option grants, and that it is desirable to have the continued flexibility to retain and reward exceptional performance by employees through additional option grants. We have used the Plan for this purpose. As of April 26, 2006, options to purchase 701,246 shares of Common Stock were outstanding, 86,250 options had been exercised and options for only 122,488 shares of Common Stock remained available for grant. Accordingly, the Board of Directors approved the amendments to the Plan in order to provide a continuing source of employee and director incentives.

Summary of the  Plan

The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder without charge and upon request.

General.   The Plan contains two separate equity incentive programs in which members of the Board of Directors may be eligible to participate:

•       a Discretionary Option Grant Program, under which eligible non-employee members of the Board of Directors, along with officers, key employees and consultants, may be granted options to purchase shares of common stock, and

•       a Director Fee Program, under which non-employee members of the Board of Directors may elect to apply all or any portion of their annual retainer fee (currently $30,000) to the acquisition of unvested shares of common stock.

Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements.

Plan Administration.   The Discretionary Option Grant Program is administered by the Compensation Committee of the Board of Directors, which is comprised of one or more non-employee members appointed by the Board of Directors. The Compensation Committee, as “Plan Administrator,” has complete discretion (subject to the express provisions of the Plan) to authorize stock option grants. All grants under the Director Fee Program are made in strict compliance with the express provisions of the program, and no administrative discretion is exercised by the Plan Administrator with respect to the grants or stock issuances made under that program.

Discretionary Option Grant Program.   The principal features of the Discretionary Option Grant Program may be summarized as follows:

•       The exercise price per share of the common stock subject to a stock option will not be less than 100% of the fair market value per share of that security on the grant date. No option will have a maximum term in excess of ten years measured from the grant date. The Plan Administrator has complete discretion to grant options (i) which are immediately exercisable for vested shares, (ii) which are immediately exercisable for unvested shares subject to our repurchase rights, or (iii) which become exercisable in installments for vested shares over the optionee’s period of service. Non-employee members of the Board of Directors who serve as Plan Administrator are not eligible to participate in the Discretionary Option Grant Program.

•       The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. The option may also be exercised for vested shares through a same-day sale program pursuant to which the purchased shares are to be sold immediately and a portion of the sale proceeds applied to the payment of the exercise price for those shares on the settlement date.

•       Any option held by the optionee at the time of cessation of service will normally not remain exercisable beyond the limited period designated by the Plan Administrator (not to exceed 36 months) at the time of the option grant. For purposes of the Plan, an individual will be deemed to continue in service for so long as that person performs services for us on a periodic basis, whether as an employee, a non-employee member of the Board of Directors or an independent consultant or advisor. However, the option term shall not terminate prior to the expiration date in the event that the services of optionee cease as part of the negotiated terms and conditions of (i) a “Corporate Transaction” (generally defined as a merger, disposition or reverse merger in which substantially all of our assets are sold or a majority of the voting power of our outstanding common stock is transferred); or (ii) any joint venture, strategic corporate partnering or other alliance or arrangement with another company which involves the development of our Bolsa Chica property.

•       The Plan Administrator has complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. This discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

•       Any unvested shares of common stock are subject to repurchase, at the original exercise price paid per share, upon the optionee’s cessation of service prior to vesting in those shares. The Plan Administrator has complete discretion in establishing the vesting schedule for any such unvested shares and has full authority to cancel our outstanding repurchase rights with respect to those shares in whole or in part at any time.

•       The optionee is not to have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee’s death, and the option may, during the optionee’s lifetime, be exercised only by the optionee.

•       The Plan Administrator may grant options with stock appreciation rights. Stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from us equal in amount to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such vested shares. Such appreciation distribution may, in the discretion of the Plan Administrator, be made in cash or in shares of common stock.

Director Fee Program.   Under the Director Fee Program, each individual serving as a non-employee member of our Board of Directors is eligible to elect to apply all or any portion of the annual retainer fee otherwise payable in cash to such individual (currently $30,000) to the acquisition of unvested shares of common stock. The non-employee member must make the stock election prior to the start of the calendar year for which the election is to be in effect. On the first trading day in January of the calendar year for which the election is in effect, the portion of the retainer fee subject to such election will be applied to the acquisition of the selected shares of common stock by dividing the elected dollar amount by the closing selling price per share of common stock on that trading day. The issued shares will be held by us in escrow until the individual vests in those shares. The non-employee member will have full stockholder rights, including voting and dividend rights, with respect to all issued shares held in escrow on his or her behalf.

Upon completion of each calendar quarter of service during the year for which the election is in effect, the non-employee member will vest in one-fourth of the issued shares, and the stock certificate for those shares will be released from escrow. Immediate vesting in all the issued shares will occur in the event the individual dies or becomes disabled during his or her period of service or certain changes in our control or ownership effected during such period. Should the member cease service prior to vesting in one or more quarterly installments of the issued shares, then those installments will be forfeited, and the individual will not be entitled to any cash payment from us with respect to the forfeited shares.

In 2006 no shares were received in lieu of the cash retainer fee.

Amendment and Termination.   The Board of Directors may amend or terminate the Plan at any time, except that it may not make any change to a previously granted option which would impair the optionee’s rights without the optionee’s consent and, without stockholder approval, it may not make any amendment that would (i) increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, or (ii) change the class of individuals eligible to receive options under the Plan.

Recapitalization or Change in Control.   The Plan includes customary provisions providing for proportionate adjustments in the number of shares subject to outstanding options and the option exercise prices in the event of stock or cash dividends, stock splits and other events. In addition, upon the occurrence of a Corporate Transaction or Change in Control, as defined in the Plan (generally meaning a merger or sale or a change in control of our voting stock), the Plan Administrator, in its sole discretion, may accelerate the vesting of all or a portion of the outstanding options that do not otherwise become automatically accelerated.

Tax Effects of Participation in the Plan.

Status of Options.   The federal income tax consequences both to the optionee and to us of options granted under the Plan differ depending on whether an option is an incentive stock option or a non-statutory stock option.

Nonstatutory Stock Options.   No federal income tax is imposed on the optionee upon the grant of a non-statutory stock option. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option, any difference between the amount realized on the disposition and the basis of the shares (option price plus any ordinary income recognized on exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an optionee’s exercise of a non-statutory stock option, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee.

Incentive Stock Options.   No federal income tax is imposed on the optionee upon the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the optionee’s alternative minimum tax liability, if any. If the optionee does not dispose of shares acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares were transferred to him, the difference between the amount realized upon a subsequent disposition of the shares and the option price of the shares would be treated as long-term capital gain or loss. In such event, we would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an optionee disposes of shares acquired pursuant to his exercise of an incentive stock option prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on such sale, if less) over the option price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The favorable tax treatment associated with incentive stock options is available to an optionee only to the extent that the value of the shares (determined at the time of grant) covered by the option that are first exercisable in any single calendar year does not exceed $100,000. If incentive stock options that cover an aggregate amount of shares in excess of $100,000 become exercisable in the same calendar year, the excess will be treated as nonstatutory stock options.

Recent Legislation.   Recently enacted Internal Revenue Code Section 409A, could cause an acceleration of income with respect to certain types of deferred compensation arrangements and impose an additional tax of 20% on the recipient unless certain requirements are met. In addition, such legislation has affected the issuance of certain types of equity incentive rights, including issuing discounted non-statutory stock options. Taxpayers are urged to discuss with their own tax advisors the affect of the recent legislation to their individual circumstances.

Stockholder Approval

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on this item at the annual meeting is required to approve the amendments to the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE PLAN.

Proposal 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, has appointed Deloitte & Touche LLP as independent registered public accounting firm for the 2006 fiscal year and hereby requests that stockholders ratify this appointment. Representatives of Deloitte & Touche LLP will not be present at the meeting.

The Board has also approved the decision to appoint Deloitte & Touche LLP based on the recommendation of the Audit Committee. Before making its recommendation to the Board, the Audit Committee carefully considered Deloitte & Touche LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in all respects.

Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this appointment by our stockholders. The Board, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board believes that such a change would be in the best interest of us and our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors may reconsider its appointment.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Submission of Proposals for 2007 Annual Meeting

Any stockholder who wishes to present a proposal for action at our next annual meeting of stockholders, presently scheduled for June 2007, or wishes to nominate a director candidate for the Board of Directors, must submit such proposal or nomination in writing to our Secretary at: 6 Executive Circle, Suite 250, Irvine, California 92614.

The proposal or nomination should comply with the time period and information requirements set forth in our Amended By-Laws relating to stockholder business or stockholder nominations, respectively. Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2007 annual meeting of stockholders may do so by following the procedures prescribed in Securities and Exchange Commission Rule 14a-8. To be eligible for inclusion, our Secretary must receive written stockholder proposals no later than December 30, 2006.

Stockholder Communications with the Board of Directors

Other than the procedures set forth under “Submission of Proposals for 2007 Annual Meeting” above, we do not have a general procedure by which our stockholders can send communications to the Board of Directors. Stockholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so by contacting the Audit Committee. The complaint or concern should be submitted in writing and the persons lodging a complaint may remain anonymous if they so choose. Stockholders may address any complaints to the Audit Committee of the Board at our main business address set forth above. Alternatively, stockholders wishing to communicate with a specific individual director should indicate that desire and the communication will be forwarded as appropriate. We do not have a policy with regard to directors’ attendance at annual meetings. Mr. Pacini was the only director who attended our last annual meeting.

Compliance with Section 16(a) under the Securities Exchange Act of 1934

Section 16 of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, our common stock. Copies of these filings must be furnished to us.

Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that there was compliance for the fiscal year ended December 31, 2005 with all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders.

Annual Report

Our 2005 Annual Report to Stockholders, together with this Proxy Statement, is being mailed to all of our stockholders of record on April 28, 2006, the record date for voting at our 2006 annual meeting.

By Order of the Board of Directors,

SANDRA G. SCIUTTO

Senior Vice President,
Chief Financial Officer and Secretary

CALIFORNIA COASTAL COMMUNITIES, INC.

Annual Meeting June 29, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Raymond J. Pacini is hereby authorized to vote all shares of Common Stock of California Coastal Communities, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of California Coastal Communities, Inc. to be held on Thursday, June 29, 2006 and at any adjournments, as specified on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

(Please mark this proxy and sign and date it on the reverse side hereof and return it in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE

A vote FOR Proposals 1, 2, and 3 is recommended by the Board of Directors	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors with terms expiring at the Annual Meeting in 2007:			2.	Board Proposal for the adoption of the following resolution:

		FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY in vote for all nominees listed below

RESOLVED, that the stockholders of the Company do hereby approve the Board Proposal to amend the Amended and Restated 1993 Stock Option/Stock Issuance Plan, to increase the number of shares of Common Stock issuable thereunder by an additional 250,000 shares, and to extend the term of the Plan to December 31, 2020.

						FOR	AGAINST	ABSTAIN
						☐	☐	☐
NOMINEES: 01 Geoffrey W. Arens,

	02 Phillip R. Burnaman II, 03 Raymond J. Pacini, and 04 Thomas W. Sabin, Jr.	☐	☐
						FOR	AGAINST	ABSTAIN
				3.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
(Instructions: To withhold authority to write for any nominee, write that nominee’s name on the line below.)				4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐

Please sign name below exactly as imprinted (do not print).

Signature	_______________________________________________________			Signature	________________________________________________	Date	________________________

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH holder should sign.

 FOLD AND DETACH HERE